MOBILE ENERGY SERVICES HOLDINGS, INC./MOBILE ENERGY SERVICES COMPANY, LLC PROFORMA FINANCIAL STATEMENTS

The financial statements and proforma adjustments contained in the attached financial statements are unaudited. The proforma entries were developed with information provided in the Disclosure Statement Accompanying the First Amended Plan of Reorganization Dated September 15, 2000 Proposed by Mobile Energy Services Company, L.L.C., Mobile Energy Services Holdings, Inc., and the Bondholder Steering Committee, including the exhibits attached thereto.

Certain of the proforma entries are based upon projections attached to the above mentioned Disclosure Statement. These projections are forward-looking statements that based upon various estimates and assumptions. Such information and statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict, including risks described in the Disclosure Statement. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted herein. The proforma statements and entries will not be updated to reflect events or changes, whether the result of new information, future events or otherwise.


MOBILE ENERGY SERVICES HOLDINGS, INC./MOBILE ENERGY SERVICES COMPANY, LLC ASSUMPTIONS TO PROFORMA FINANCIAL STATEMENTS


1. The results shown in the actual column reflect amounts shown on the respective Debtors' financial statement received from the Company, with minor modification made to format to comply with GAAP

2.  Fresh-start accounting is assumed to apply for MESH but not MESC

3.  MESC will elect to proceed with the purchase of the CT

4. MESC's liability for severance costs is assumed to be the maximum allowable amount as per Amendement Number 1 to the Cogeneration Development Agreement

5. The estimated value of MESC's existing property, plant & equipment post-Effective Date is assumed to be approximately $50 million, although no formal valuation has been done to support this assumption

6. No accrual for income tax liability was recorded as of September 30, 2000. The deferred tax obligation of MESH arises out of an excess of book value of property, plant and equipment and equipment over its tax value

7. All holders of the Tax-Exempt Bonds are assumed to opt for the receipt of common stock

8. Prepetition liabilities are assumed to be equal in amounts to those in the disclosure statement and discharged according to the first amended joint plan of reorganization

9. The proforma statements attached hereto present the proforma effects of the plan as if the Effective Date of the plan will be January 31, 2001



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

MOBILE ENERGY SERVICES COMPANY, LLC
BALANCE SHEET
ACTUAL AND PROFORMA
AS OF SEPTEMBER 30, 2000
UNAUDITED
(in thousands)
                                                                  MESC                   Proforma                  MESC
                                                               Actual (a)                 Entries                Proforma
  ASSETS
CURRENT ASSETS
Cash and cash equivalents                                         $ 11,974                  $ (8,093)               $ 3,881
Restricted deposits                                                     65                    30,120                 30,185
Accounts receivable:
Trade                                                               11,917                    (3,218)                 8,699
Other                                                                    6                         -                      6
Materials and supplies                                               3,837                         -                  3,837
Prepaid expenses and other                                             361                         -                    361
----------------------------------------------------------------------------------------------------------------------------
            Total current assets                                    28,160                    18,809                 46,969
PROPERTY, PLANT AND EQUIPMENT                                      395,493                     1,875                397,368
Less:  accumulated depreciation                                    (70,399)                 (275,000)              (345,399)
Construction work in progress                                       10,900                    35,037                 45,937
----------------------------------------------------------------------------------------------------------------------------
            Property, plant and equipment, net                     335,994                  (238,088)                97,906
DEFERRED LOAN COST, net                                             16,168                   (16,168)                     -
----------------------------------------------------------------------------------------------------------------------------
            Total assets                                         $ 380,322                $ (235,447)              $144,875
--------------------------------------------------------------=============------------==============----------=============
          LIABILITIES AND MEMBERS' EQUITY

Liabilities not subject to compromise
CURRENT LIABILITIES
Trade accounts payable                                             $ 8,178                         -                  8,178
Other accounts payable                                                   -                    30,900                 30,900
Accrued expenses and other liabilities                                 773                     2,000                  2,773
----------------------------------------------------------------------------------------------------------------------------
            Total current liabilities                                8,951                    32,900                 41,851
----------------------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                           -                    71,570                 71,570

Liabilities subject to compromise                                  239,198 (b)              (239,198)                     -
MEMBERS' EQUITY                                                    132,173                  (100,719)                31,454
----------------------------------------------------------------------------------------------------------------------------
            Total liabilities and members' equity                $ 380,322                $ (235,447)              $144,875
--------------------------------------------------------------=============------------==============----------=============

(a) The actual balance shown in the balance sheet above reflect actual results as of September 30, 2000 while the figures shown in the sources and uses statement in the Disclosure Statement show actual results through June 30, 2000 and projected results thereafter

(b)Liabilities subject to compromise

First Mortgage Bonds , net of discount of$17,165     $ 172,883
Pollution Control Bonds, net of discount of $7,921      64,254
Accounts payable                                         2,061
----------------------------------------------------------------------------------------------------------------------------
    Total liabilities subject to compromise          $ 239,198
----------------------------------------------------=============-------------------------------------------------

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


MOBILE ENERGY SERVICES COMPANY, LLC
STATEMENT OF OPERATIONS
ACTUAL AND PROFORMA
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
UNAUDITED
(in thousands)
                                                                 MESC                   Proforma                  MESC
                                                               Actual (a)                 Entries                Proforma
OPERATING REVENUES:
Demand charges                                                    $ 33,125                   $ 4,126               $ 37,251
Processing charges                                                  32,819                    12,587                 45,406
Compressed air                                                         450                       269                    719
Ash hauling                                                            694                       221                    915
Power sales                                                            377                         -                    377
----------------------------------------------------------------------------------------------------------------------------
            Total operating revenues                                67,465                    17,203                 84,668
----------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
Operations and maintenance                                          21,110                     7,654                 28,764
Fuel                                                                28,749                    12,930                 41,679
Depreciation and amortization                                       13,531                     6,000                 19,531
----------------------------------------------------------------------------------------------------------------------------
            Total operating expenses                                63,390                    26,584                 89,974
----------------------------------------------------------------------------------------------------------------------------
OPERATING LOSS                                                       4,075                    (9,381)                (5,306)
INTEREST, net                                                           80                       (82)                    (2)
OTHER                                                                   25                         -                     25
----------------------------------------------------------------------------------------------------------------------------
            Net loss before reorganization items                     3,970                    (9,299)                (5,329)
----------------------------------------------------------------------------------------------------------------------------
REORGANIZATION ITEMS:
----------------------------------------------------------------------------------------------------------------------------
Professional fees                                                    4,314                     2,000                  6,314
Litigation settlement proceeds                                                               (30,120)               (30,120)
Employee termination expense                                                                   2,000                  2,000
Debt forgiveness income                                                                     (167,628)              (167,628)
Loss on asset writedown                                                                      285,168                285,168
----------------------------------------------------------------------------------------------------------------------------
            Total reorganization items                               4,314                    91,420                 95,734
----------------------------------------------------------------------------------------------------------------------------
            Net income (loss)                                       $ (344)               $ (100,719)             $(101,063)
--------------------------------------------------------------=============------------==============----------=============
(a) The actual balance shown in the statement of operations above reflect actual results through September 30, 2000 while the figures shown in the sources and uses statement in the Disclosure Statement show actual results through June 30,
2000 and projected results thereafter


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

MOBILE ENERGY SERVICES COMPANY, LLC
STATEMENTS OF MEMBERS' EQUITY AND RETAINED EARNINGS
ACTUAL AND PROFORMA
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
UNAUDITED
(in thousands)
                                                     MESC           Proforma                  MESC
                                                  Actual (a)         Entries                Proforma
        MEMBERS' EQUITY
Members' equity at October 1, 1999                   $ 81,548               $ -               $ 81,548
Members' equity issued                                      -                 -                      -
-------------------------------------------------------------------------------------------------------
Members' equity at September 30, 2000                $ 81,548               $ -               $ 81,548
-------------------------------------------------=============----==============----------=============



       RETAINED EARNINGS


Retained earnings at October 1, 1999                 $ 50,969               $ -               $ 50,969
Net income                                               (344)         (100,719)              (101,063)
-------------------------------------------------------------------------------------------------------
Retained earnings at September 30, 2000              $ 50,625        $ (100,719)              $(50,094)
-------------------------------------------------=============----==============----------=============
TOTAL MEMBERS' EQUITY                               $ 132,173        $ (100,719)              $ 31,454
-------------------------------------------------=============----==============----------=============
(a) The actual balance shown in the statement of members' equity and retained earnings above reflect actual results as of September 30, 2000 while the figures shown in the sources and uses statement in the Disclosure Statement show actual results through June 30, 2000 and projected results thereafter


MOBILE ENERGY SERVICES COMPANY, LLC
PROFORMA ENTRIES
(in thousands)
UNAUDITED
1.  Liabilities subject to compromise                    $ 239,198
            Debt forgiveness income                                 $ 167,628
            Long-term debt                                           $ 71,570
To record the issuance of new long-term debt and remove liabilities subject to compromise as contemplated in the plan of reorganization

2.  Restricted deposits                                  $ 30,120
            Litigation settlement proceeds                           $ 30,120
To record payment from KCTC as contemplated under plan of reorganization

3.  Employee termination expense                         $ 2,000
            Accrued expenses and other liabilities                    $ 2,000

To accrue for projected severance pay obligations pursuant to Amendment Number 1 to the MESC Cogeneration Development Agreement

4. Construction in progress                              $ 30,900
            Other accounts payable                                   $ 30,900
To record the liability for the Turbine Option Fee and turbine payment pursuant to Amendment Number 1 to the MESC Cogeneration Development Agreement

5.  Loss on asset writedown                               285,168
            Accumulated depreciation                                  269,000
            Deferred loan costs                                        16,168
To writedown property, plant and equipment to estimated fair market value and to writeoff deferred loan costs

6.  Operations and maintenance                          $ 7,654
    Fuel                                               $ 12,930
    Depreciation and amortization                       $ 6,000
    Professional Fees                                   $ 2,000
            Demand charges                                      $ 4,126
            Processing charges                                 $ 12,587
            Compressed air                                        $ 269
            Ash hauling                                           $ 221
            Interest, net                                          $ 82
            Accumulated depreciation                            $ 6,000
            Accounts receivable-trade                           $ 3,218
            Cash                                                $ 2,081
To reflect projected operating results from October 1, 2000 through January 31, 2001 per the sources and uses statement attached to the Disclosure Statement

7. Property, plant & equipment                          $ 1,875
            Cash                                                 $ 1,875
To record projected capital expenditures from October 1, 2000 through January 31, 2001

8.  Construction in progress                               $ 4,137
            Cash                                                 $ 4,137
To record projected capital expenditures related to the Cogeneration
Project



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

MOBILE ENERGY SERVICES HOLDINGS, INC.
BALANCE SHEET
ACTUAL AND PROFORMA
AS OF SEPTEMBER 30, 2000
UNAUDITED
(in thousands)
                                                                 MESH                    Proforma                 MESH
                                                              Actual (a)                 Entries                Proforma
  ASSETS
CURRENT ASSETS
Cash and cash equivalents                                         $ 2,106                         -                $ 2,106
Accounts receivable:
Trade                                                                   -                         -                      -
Other                                                               2,591                         -                  2,591
---------------------------------------------------------------------------------------------------------------------------
            Total current assets                                    4,697                         -                  4,697
---------------------------------------------------------------------------------------------------------------------------
Investment in subsidiary                                           14,959                    16,495                 31,454
Investment in Pulpco LLC preferred units                                                     47,500                 47,500
Deferred Charges                                                      501                      (501)                     -
---------------------------------------------------------------------------------------------------------------------------
            Total assets                                         $ 20,157                  $ 63,494               $ 83,651
-------------------------------------------------------------=============-------------=============----------=============


         LIABILITIES AND SHARHOLDERS' EQUITY

Liabilities not subject to compromise

CURRENT LIABILITIES
Trade accounts payable                                                $ -                         -                      -
Other accounts payable                                                  1                         -                      1
Accrued expenses and other liabilities                                  -                         -                      -
---------------------------------------------------------------------------------------------------------------------------
            Total current liabilities                                   1                         -                      1
---------------------------------------------------------------------------------------------------------------------------
DEFERRED INCOME TAXES                                              30,259                   (10,259)                20,000

SHAREHOLDERS' EQUITY (DEFICIT)                                    (10,103)                   73,753                 63,650
---------------------------------------------------------------------------------------------------------------------------
            Total liabilities and shareholders' equity           $ 20,157                  $ 63,494               $ 83,651
-------------------------------------------------------------=============-------------=============----------=============

(a) The actual balance shown in the balance sheet above reflect actual results as of September 30, 2000 while the figures shown in the sources and uses statement in the Disclosure Statement show actual results through June 30, 2000 and projected results thereafter

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




MOBILE ENERGY SERVICES HOLDINGS, INC.
STATEMENT OF OPERATIONS
ACTUAL AND PROFORMA
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
UNAUDITED
(in thousands)
                                                                 MESH                    Proforma                 MESH
                                                              Actual (a)                 Entries                Proforma

Loss on investment in subsidiary                                   $ (340)                $ (11,199)              $(11,539)
---------------------------------------------------------------------------------------------------------------------------
Loss before reorganization items                                     (340)                  (11,199)               (11,539)

Reorganization items:
---------------------------------------------------------------------------------------------------------------------------

            Writeoff of deferred charges                                -                       501                    501
---------------------------------------------------------------------------------------------------------------------------
Net loss before income tax benefit                                   (340)                  (11,700)               (12,040)

Income tax benefit                                                   (222)                                            (222)
---------------------------------------------------------------------------------------------------------------------------
            Net loss                                               $ (118)                $ (11,700)              $(11,818)
-------------------------------------------------------------=============-------------=============----------=============

(a) The numbers in the actual column in the statement of operations above reflect actual results through September 30, 2000 while the figures shown in the sources and uses statement in the Disclosure Statement show actual results through June 30, 2000 and projected results thereafter

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

MOBILE ENERGY SERVICES HOLDINGS, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY AND RETAINED EARNINGS
ACTUAL AND PROFORMA
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
UNAUDITED
(in thousands)
                                                                 MESH                    Proforma                 MESH
                                                              Actual (a)                 Entries                Proforma
         COMMON STOCK
Common stock at October 1, 1999                                       $ 1                      $ (1)                   $ -
Additions                                                               -                    10,000                 10,000
Reductions                                                              -                                                -
---------------------------------------------------------------------------------------------------------------------------
Common stock at September 30, 2000                                    $ 1                   $ 9,999               $ 10,000
-------------------------------------------------------------=============-------------=============----------=============
       ADDITIONAL PAID-IN CAPITAL
Additional paid-in capital at October 1, 1999                    $ 52,776                       $ -               $ 52,776

Additions                                                                                    53,650                 53,650
Reductions                                                              -                   (52,776)               (52,776)
---------------------------------------------------------------------------------------------------------------------------
Additional paid-in capital at September 30, 2000                 $ 52,776                     $ 874               $ 53,650
-------------------------------------------------------------=============-------------=============----------=============



       RETAINED EARNINGS


Retained earnings at October 1, 1999                            $ (62,762)                      $ -               $(62,762)
Net income                                                           (118)                  (11,700)               (11,818)
Elimination of deficit                                                  -                    74,580                 74,580
---------------------------------------------------------------------------------------------------------------------------
Retained earnings at September 30, 2000                         $ (62,880)                 $ 62,880                    $ -
-------------------------------------------------------------=============-------------=============----------=============
TOTAL SHAREHOLDERS' EQUITY                                      $ (10,103)                 $ 73,753               $ 63,650
-------------------------------------------------------------=============-------------=============----------=============


(a) The amounts shown in the statement of shareholders' equity and retained earnings above reflect actual results as of September 30, 2000 while the figures shown in the sources and uses statement in the disclosure Statement show actual results through June 30, 2000 and projected results thereafter

MOBILE ENERGY SERVICES HOLDINGS, INC.
PROFORMA ENTRIES
UNAUDITED
(in thousands)
1.  Loss on investment in subsidiary                   $ 11,199
            Investment in subsidiary                                $ 11,199
-To reflect projected loss on investment in subsidiary from October 1, 2000 through January 31, 2001 based upon projected loss to be realized by subsidiary

1. Common stock (old)                                   $ 1
   Additional paid-in capital (old)                 $ 9,999
            Common stock (new)                                   $ 10,000
-To record the exchange of the new common stock for the old common stock

2.  Writeoff of deferred charges                       $ 501
            Deferred charges                                        $ 501
-To writeoff deferred charges

3.  Deferred tax liability                          $ 10,259
            Retained earnings (old)                                10,259
-To record estimated deferred tax liability

4.  Investment in Pulpco LLC preferred units        $ 47,500
            Additional paid-in capital (new)                     $ 47,500

5.   Investment in subsidiary                       $ 27,694
     Additional paid-in capital (old)               $ 42,777
            Additional paid-in capital (new)                      $ 6,150
            Retained earnings (old)                              $ 64,321
-To adjust carrying value of subsidiary to reflect current book value of subsidiary's equity and remove remainder of retained deficit